[***] Certain information has been excluded pursuant to Regulation S-K, Item 601(b)(10)(iv) from this Document because it is both not material and is the type that the registrant treats as private or confidential.

Exhibit 10.21

Business Confidential – Protected B

Non-Exclusive Licence Included ☑
Exclusive Licence Included ☑

BETWEEN:	NATIONAL RESEARCH COUNCIL OF CANADA
a departmental corporation of the Government of Canada whose head office address is:
1200 Montreal Road
	Ottawa, Ontario K1A 0R6	(called the “NRC”)

AND:	VARIATION BIOTECHNOLOGIES INC.

A company incorporated under the Canada Business Corporations Act under number 393728-3 whose Registered Office Address is located in:
310 Hunt Club Road East, 2nd Floor
	Ottawa, Ontario K1V 1C1	(called the “Collaborator” or “VBI”)

(Collectively known as the “Parties”)

In consideration of the mutual covenants hereunder, the Parties agree as follows:

1.	This Agreement concerns scientific research and development, called the “Project”, described as: COVID-19 vaccine evaluation.

2.	The Collaborator chooses to work with the NRC because of the NRC’s unique capabilities, and does not expect the NRC to perform work that would be in competition with Canadian firms. Except as otherwise specified in this Agreement, the name of the NRC, or any reference to the NRC, shall not be used in promotional activities of the Collaborator without the NRC’s prior written consent.

3.	The Parties will contribute to the Project by the performance of work as described in the attached “Statement of Work and Deliverables”, or by payments, or both. This Agreement is subject to the terms in the attached “General Conditions”.

4.	The total value of the Project is estimated to be minimum of $[***] (no option) to a maximum of $[***] (with option).

5.	The Collaborator is a Canadian Small and Medium Enterprise (SME), and benefits from a Fee Reduction of minimum of $[***] (no option) to a maximum of $[***] (with option). The Customer hereby warrants that, at the time of signing this Agreement, it is a SME with 500 or fewer full-time equivalent employees, or it is a Canadian educational institution.

6.	The Collaborator shall pay to the NRC in cash the sum of minimum of $[***] (no option) to a maximum of $[***] (with option) according to the attached “Schedule of Payments”. The Collaborator shall also pay applicable sales taxes.

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7.	The Collaborator has initiated work to design monovalent & multivalent coronavirus constructs, at its own costs, using their eVLP platform and will include, in its constructs, up to 4 protein antigens provided by NRC.

8.	The NRC shall make a co-investment to the Project by performing, at its own cost, work described in the Statement of Work and Deliverables at an estimated value of $[***].

9.	This Agreement shall become effective when the last Party has signed and expires on 15 November 2020, except for the following terms and conditions which shall survive the termination or expiration of this Agreement:

(a) payment obligations which accrued while this Agreement was in force, or upon its termination, and the interest provisions of this Agreement; and

(b) the terms and conditions with respect to Intellectual Property which are found in the attached Annex IU entitled “Intellectual Property” that forms part of this Agreement; and

(c) terms and conditions with respect to exclusion of certain liability, limited warranties, and dispute resolution, all of which are found in the attached General Conditions that form part of this Agreement.

10.	This Agreement shall be interpreted according to the laws of the Province of Ontario and the laws of Canada in force there. Subject to section GC-15, for any litigation concerning this Agreement, including litigation arising from arbitration, the Parties hereby irrevocably and unconditionally attorn to the exclusive jurisdiction of the Courts of the Province of Ontario, and all courts competent to hear appeals therefrom. The Parties expressly exclude any conflict of laws rules or principles that might refer disputes under this Agreement to the laws of another jurisdiction.

11.	This Agreement may be executed in one or more counterparts and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one valid and binding Agreement. A portable document format (PDF) copy of an executed counterpart signature page will be as valid as an originally executed counterpart for purposes of signing this Agreement.

SIGNED by the Collaborator

VARIATION BIOTECHNOLOGIES INC.

Date:	March 30, 2020	Per:	/s/ Jeff Baxter
Jeff Baxter
CEO

SIGNED by the NRC at Ottawa, Ontario

NATIONAL RESEARCH COUNCIL OF CANADA

Date:	March 30, 2020	Per:	/s/ Lakshmi Krishnan
Lakshmi Krishnan, Ph.D.
Human Health Therapeutics

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ANNEX SP – SCHEDULE OF PAYMENTS TO THE NRC

Billing address: See page 1

Billing contact:

Name:	Andrea McCrae
Title:	Project Manager
Telephone:	613 749 4200
Email:	amccrae@vbivaccines.com

SP-1	The Collaborator shall be invoiced as follows:

Schedule of Payments:
Work Task	Proposed Schedule of Payments	Task Value	NRC Co-investment	CAN SME Fee Reduction	NRC Pricing*	Final Price Amount Due*
Task 1: Assay development		[***]	[***]
Task 2: Immunogenicity in vivo	Invoiced upon completion of task	[***]		[***]	[***]	[***]
Task 3: PRNT assay	Invoiced upon completion of task	[***]		[***]	[***]	[***]
Task 4: Reporter assay	Invoiced upon completion of task	[***]		[***]	[***]	[***]
Total Minimum (without options)*		[***]	[***]	[***]	[***]	[***]

Total Maximum (with options)*		[***]	[***]	[***]	[***]	[***]

* Plus applicable taxes

SP-2	All amounts shall be due 30 days from the date of the invoice.

SP-3	Payments must be made to: “Receiver General - National Research Council of Canada” and addressed to:

Accounts Receivable

National Research Council of Canada

1200 Montreal Road

Ottawa, Ontario, K1A 0R6

CANADA

SP-4	Payments can be made by cheque; MasterCard, Visa or American Express; or by wire transfer. Wire transfer information is available upon request. The Collaborator is responsible for all bank charges associated with wire transfers. Any inquiries may be directed to: AccountsReceivable@nrc-cnrc.gc.ca.

SP-5	The Collaborator shall provide any Invoicing Reference Number at the time of Agreement signature or promptly thereafter. The NRC will not delay or cancel invoicing nor defer accrual of interest due to the Collaborator’s failure to provide an Invoicing Reference Number.

SP-6	The NRC may suspend its performance of any obligations under this Agreement so long as any payment is overdue for any reason.

SP-7	If this Agreement is amended to increase the scope of the Project, the NRC reserves the right to calculate costing for its additional Project activities at its rates that are in effect at that time. Any such cost increases shall be approved, in writing, by both Parties.

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SP-8	If a Party expects that the value of its estimated contribution will be exceeded by more than 10%, it shall promptly notify the other Party. The Parties shall then negotiate a further agreement on costs or payments, and either Party may suspend the performance of any obligations, other than confidentiality, intellectual property and accrued obligations to pay, until a further agreement is reached. If the Parties fail to agree on an amendment within 60 days of the notice, then this Agreement shall terminate on the 60th day after the notice, unless the Parties agree otherwise in writing.

SP-9	If a surplus of prepayment remains as a result of premature termination, it will be refunded.

SP-10	If an instrument tendered in payment or settlement of an amount due to the NRC is dishonoured for any reason, the NRC will invoice an additional administrative charge of CAD 25 and this amount will be due as invoiced.

SP-11	Interest is payable on all overdue amounts. Interest is calculated and compounded monthly at the average bank rate plus 3% and accrues during the period beginning on the due date and ending on the day before the day on which payment is received by the NRC. For purposes of this paragraph “bank rate” means the rate of interest established periodically by the Bank of Canada as the minimum rate at which the Bank of Canada makes short term advances to members of the Canadian Payments Association, and “average bank rate” means the weighted arithmetic average of the bank rates that are established during the month before the month in respect of which interest is being calculated.

(Rate information may be found at http://www.tpsgc-pwgsc.gc.ca/recgen/txt/tipp-ppir-eng.html. This site provides information on the rate used by departments of the Government of Canada to calculate the interest on overdue accounts payable and is the same rate used by the NRC to charge interest on overdue accounts receivable under the Interest and Administrative Charges Regulations, SOR/96-188. This web site address, and the information set out there, is provided here for convenience. In case of rate discrepancy, the rates quoted by the Bank of Canada shall prevail.)

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ANNEX GC: GENERAL CONDITIONS

GC-1	INTERPRETATION OF AGREEMENT: This Agreement supersedes all prior communications, negotiations and agreements concerning the Project. Notwithstanding any language in a purchase order that is sent to the NRC by the Collaborator in respect of the Project, the purchase order is for administrative purposes only of the Collaborator and does not constitute an offer, a counter-offer, or an amendment to this Agreement nor does it create a new agreement in respect of the Project. The NRC shall include on the face of its invoice for the Project any purchase order number issued by the Collaborator for the Project. No amendment or waiver of terms in this Agreement, including the annexes thereto, is effective unless it is in writing, signed by all Parties, except that the Parties agree that the Agreement may be extended by an exchange of email from their authorized representatives. In case of inconsistency between the STATEMENT OF WORK AND DELIVERABLES and the rest of this Agreement, the rest of this Agreement prevails. No forbearance by a Party implies any broader, continuing, or future forbearance. If a court finds part of this Agreement invalid, the remainder is valid in accordance with its most reasonable interpretation. This Agreement does not create a relationship of agency, employment, partnership, or joint venture.

GC-2	ASSIGNMENT: This Agreement, and any licence granted pursuant to it, is personal to the Parties, so that neither its assignment, nor its assumption by a corporation formed by amalgamation of a Party with a third party, is valid except by written consent of all Parties, which consent shall not be unreasonably withheld.

GC-3	EXCLUSION OF CERTAIN LIABILITY: No Party shall be liable for failure or delay in performance caused by circumstances beyond its reasonable control, or for incorrectness or inaccuracy of data supplied, advice given, or opinions expressed unless directly attributable to gross negligence or willful misconduct. No claim may be made for indirect, consequential, or incidental damages. No claim shall exceed the cost of the Project.

GC-4	LIMITED WARRANTIES: Each Party warrants that it will conduct the Project work in a professional manner conforming to generally accepted practices for scientific research and development. However, because of the nature of such work, no specific result is promised.

	(a)	No Party warrants that technical information conveyed in the deliverables does not infringe the rights of third parties under a present or future patent.

	(b)	No Party warrants the validity of patents under which rights may be granted pursuant to this Agreement, or makes any representation as to the scope of patents or that those inventions may be exploited without infringing the rights of others.

GC-5	TERMINATION OF AGREEMENT FOR COST OVERRUNS: If following notification by one Party that costs expressed as estimates will be exceeded by more than 10%, if the Parties do not amend this Agreement to modify the total cost of the Project or the Statement of Work and Deliverables or both within sixty (60) days, then upon the expiration of that period this Agreement shall be terminated and upon such termination:

	(a)	the Collaborator shall pay to the NRC any costs pre-dating the effective date of the termination that were intended to be reimbursable to the NRC under this Agreement;

	(a)	any licence or option granted under this Agreement to any Party is also terminated;

	(b)	confidentiality obligations of each Party regarding the information that is part of its Arising IP are terminated except with respect to the Jointly Created Arising IP, both Parties continuing to be bound by all other confidentiality obligations under this Agreement.

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GC-6	TERMINATION OF AGREEMENT: This Agreement may be terminated as follows:

	(a)	by either Party if the other Party defaults in performance of any obligation under this Agreement and fails to cure the default within thirty (30) days after receipt of written notice of default, and termination will take effect at the expiration of the cure period;

	(b)	by the NRC forthwith if the Collaborator becomes bankrupt or has a receiver appointed to continue its operations, or passes a resolution for winding up;

	(c)	by the NRC forthwith if the Collaborator has made a false or misleading representation or warranty;

	(d)	upon termination:

(i) the Collaborator shall pay to the NRC any costs pre-dating the effective date of the termination that were intended to be reimbursable to the NRC under this Agreement;

(ii) the Collaborator shall also pay to the NRC any incurred costs by the NRC that result directly from the cancellation of obligations and from uncancellable obligations;

(iii) any licence or option granted under this Agreement is terminated;

(iv) confidentiality obligations of each Party regarding the information that is part of its Arising IP are terminated, both Parties continuing to be bound by all other confidentiality obligations under this Agreement.

GC-7	NOTICES: Any notice related to this Agreement, including a notice of change of address, must be sent to the addresses stated at the beginning of this Agreement, either by registered mail, which is deemed to be effective notice five days after mailing, or by courier or email, which are effective notices only when acknowledged by a courier’s delivery receipt or by a specific non-automatic return transmission.

GC-8	CONDITIONS: The Collaborator agrees that if there is any research work in the Project involving human subjects, human tissues, laboratory animals, or animal tissues, it shall not proceed without prior approval of the NRC’s Human Subjects Research Ethics Committee or Animal Care Committee and shall not be conducted in contravention of the respective Committee’s conditions of approval.

GC-9	NO BRIBES: The Collaborator represents and warrants to the NRC that no bribe, gift, reward, benefit or other inducement has been or will be paid, given, promised or offered directly or indirectly to any federal government official or employee or to a member of the family of such person, with a view to influencing the entry into this Agreement or the administration of this Agreement.

GC-10	NO DIRECT BENEFIT: The Collaborator represents and warrants to the NRC that the following individuals shall not derive a direct benefit from this Agreement:

	(a)	a current or former public office holder who is not in compliance with the Conflict of Interest Act, 2006, c.9, s.2;

	(b)	a current or former member of the House of Commons who is not in compliance with the Conflict of Interest Code for Members of the House of Commons;

	(c)	a current or former public servant who is not in compliance with the Values and Ethics Code for the Public Sector; or

	(d)	a current or former the NRC employee who is not in compliance with the NRC’s Conflict of Interest Policy.

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GC-11	NO MISREPRESENTATION: The Collaborator represents and warrants to the NRC that it, including its Directors, officers, employees or agents, has made no material misrepresentation, whether by omission or commission, with a view to the obtaining of this Agreement.

GC-12	NO CONTINGENCY FEE: The Collaborator represents and warrants to the NRC that it has not directly or indirectly paid or agreed to pay and that it will not directly or indirectly pay a contingency fee for the solicitation, negotiation or obtaining of this Agreement to any person, other than an employee acting in the normal course of the employee’s duties. In this section, “contingency fee” means any payment or other compensation that depends or is calculated based on the degree of success in soliciting, negotiating or obtaining this Agreement and “person” includes any individual who is required to file a return with the registrar pursuant to the Lobbying Act, R.S.C.,1985,c. 44 (4th Supplement) as amended.

GC-13	VISITS: Subject to reasonable notice of the number and names and status of personnel, including employees, students and other persons working on behalf of the other Party and other requirements under this Agreement, a Party may, in its discretion, permit visits to its premises by one or more of the other Party’s personnel, if relevant to the Project and not likely to interfere with regular operations.

GC-14	PERSONNEL: The Collaborator shall be liable for the actions of its personnel, including its employees, contractors, agents or students and shall ensure that while working on the NRC premises, they are required to comply with the following requirements:

	(a)	regulations, policies and directives that the NRC may adopt from time to time to address access to the NRC facilities and activities thereon, and without limiting the generality of the foregoing, regulations, policies and directives addressing:

		(i)	protection of confidential information;

		(ii)	information management and information technology (IM/IT);

		(iii)	harassment and code of conduct in the NRC facilities;

		(iv)	protection of safety and health of the NRC employees, the Collaborator’s personnel and others; and

		(v)	security and emergency procedures;

	(b)	any and all security policies that the Government of Canada may promulgate from time to time including:

		(i)	any and all security conditions and requirements the NRC may request from time to time including, without limitation, undergoing a security screening, which may include a fingerprint check and if, following a security screening, an employee of the Collaborator is unable to obtain or maintain a level of security clearance that, in the sole opinion of the NRC, is adequate, such employee of the Collaborator will be denied access to the NRC facilities and IT Resources;

		(ii)	the requirement to display an identification badge as a condition of access to the NRC facilities with or without restrictions on hours of access;

		(iii)	restrictions on access to the NRC’s IT Resources; the “NRC’s IT Resources” include, but are not limited to, all computers, telecommunications systems, workstations, PCs, laptops, storage, software, peripheral devices, servers, network equipment, transmission equipment, Remote Access Systems, and internal and external communications systems—such as the Internet, e-mail and Intranet—e-mail accounts, messages and associated files created, sent received, or stored on the NRC IT resources; and

		(iv)	the requirement to follow security procedures at all times and not to do anything that may compromise the integrity of the NRC facilities or the NRC IT Resources, with the NRC reserving the right to modify or terminate the access privileges of the Collaborator’s personnel at any time;

	(c)	all confidentiality obligations under this Agreement.

The NRC shall provide the Collaborator with access to all relevant legislation, regulations, policies and procedures as well as notice of any changes, and shall provide security, health and safety training to the Collaborator’s personnel as soon as possible following permitted access to the NRC facilities.

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GC-15	DISPUTE RESOLUTION: Disputes concerning this Agreement shall not be litigated. All disputes arising in connection with this Agreement which cannot be resolved through negotiations to the mutual satisfaction of both Parties within thirty (30) days, or such longer period as may be mutually agreed upon, may be submitted by either Party to arbitration in accordance with the Commercial Arbitration Act of Canada, R.S.C., 1985, c. 17 (2nd Supp.), as amended, and shall be subject to the following:

	(a)	The Party requesting such arbitration shall do so by written notice to the other Party.

	(b)	The arbitration shall take place in Ottawa, Ontario before a single arbitrator to be chosen jointly by the Parties. Failing agreement of the Parties on a single arbitrator within thirty (30) days of such notice requesting arbitration, either party may apply to a judge of a court having jurisdiction in Ottawa, Ontario for the appointment of a single arbitrator.

	(c)	Each Party shall pay its own costs and an equal share of all of the costs of the arbitration and the fees of the arbitrator, except for the exceptional circumstance in which an arbitral award may require the payment of all costs by a Party who has brought a plainly frivolous dispute.

	(d)	The arbitrator shall issue a written decision as soon as practicable after the conclusion of the final hearing, but in any event no later than sixty (60) days thereafter, unless that time period is extended for a fixed period by the Arbitrator on written notice to each Party because of illness or other cause beyond the Arbitrator’s control. The decision shall be rendered in such form that judgment may be entered thereon in any court having jurisdiction.

	(e)	The decision shall be final and binding on the Parties in accordance with the Commercial Arbitration Act of Canada.

Neither Party may request arbitration in respect of a breach of this Agreement after the fourth anniversary of the day on which the requesting Party first discovered that breach, unless the other Party has agreed in writing to extend the period.

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ANNEX IU: INTELLECTUAL PROPERTY (Uncertain)

IU-1	NATURE OF THE PROJECT: By the nature of the Project, Arising Intellectual Property that may arise is difficult to predict, and the Parties consider it desirable to defer settling the terms on which it will be available until the Arising Intellectual Property is known.

IU-2	DEFINITIONS:

	2.1	“Arising Intellectual Property” or “Arising IP” is Intellectual Property that is developed in the Project and that is disclosed in the Deliverables. The possessive adjective “the NRC’s” or “other Party’s” or “VBI’s” indicates ownership or control by that Party.

	(a)	“Jointly Created Arising IP” is Intellectual Property created by employees of both Parties while carrying out the Project that is not NRC Arising IP or VBI Arising IP and shall include any Arising IP that relates to the combination of NRC-designed protein antigens and virus like particles produced by VBI.

	(b)	“NRC Arising IP” is any Arising Intellectual Property relating specifically to assays developed solely by NRC as described in Task 1 of the Workplan, or relating specifically to protein antigens designed solely by NRC but it does not include Intellectual Property owned or controlled by VBI prior to the date of this Agreement, VBI Arising IP or the Jointly Created IP.

	(c)	“VBI Arising IP” is any Arising Intellectual Property relating specifically to antigens designed solely by VBI, and to eVLPs and vaccines solely developed by VBI, which incorporate only those antigens solely developed by VBI, for use in the Project and any improvements to the Intellectual Property owned or controlled by VBI prior to date of this Agreement made during the course of carrying out the Project but it does not include Intellectual Property owned or controlled by NRC prior to the date of this Agreement, the NRC Arising IP or the Jointly Created IP.

	2.2	“Commercially Exploit” is to use, reproduce and modify Arising IP, and to manufacture, use, import, and sell articles embodying or made by use of any Deliverables and to provide services by the use of any Deliverables.

	2.3	“Confidential Non-Project Information” means any confidential or proprietary information, either of a business or technical nature, other than Arising Intellectual Property, disclosed by one Party to the other Party pursuant to this Agreement.

	2.4	“Deliverables” are the tangible results of the Project, such as reports, physical models, samples, data records, drawings, and machine-readable software that are specifically mentioned in the Statement of Work and Deliverables as being deliverable.

	2.5	“Intellectual Property” or “IP” is all rights in inventions (whether patentable or not), patents, copyright material, trade secrets, confidential information and bacterial, viral, plant, human, or animal material that has new genetic or other characteristics first produced by a Party..

IU-3	ARISING INTELLECTUAL PROPERTY: The Parties represent that, by law or contract, they will own any Arising IP created by their employees. A Party who is the sole owner of Arising IP is responsible for patenting and licensing its Arising IP, but is not obliged by this Agreement to patent its Arising IP. VBI has the right to seek patent protection for the Jointly Created Arising IP at its own expense. However, if VBI is unwilling to patent the Jointly Created Arising IP, NRC may do so at its own expense. Notwithstanding the foregoing, ownership of Arising IP shall be determined as follows:

	(a)	Any NRC Arising IP shall be owned by NRC, and shall be subject to the license terms described in IU-5 (a).

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	(b)	Any VBI Arising IP shall be owned by VBI, and no license shall be granted under this Agreement except as is required to permit NRC to complete the Workplan.

	(c)	Any Jointly Created Arising IP shall be owned jointly by NRC and VBI, and shall be subject to the license terms described in IU-5 (b).

	(d)	If the Parties cannot come to an unanimous agreement on each Party’s contribution regarding inventorship of the Jointly Created Arising IP, the Parties shall both agree to refer the matter in good faith to an inventorship analysis by an independent unbiased third party (“Un-Biased Expert”) to provide a non-binding expert opinion to assess each researcher’s contribution to the invention and determine which researchers should be named as inventors on any patent applications for the Jointly Created Arising IP.

IU-4	SHARING INFORMATION: The Parties shall keep each other promptly informed of Arising IP. Each Party shall give the other, for information only, a copy of any patent application for Jointly Created Arising IP immediately upon filing the application, and a copy of related correspondence with a patent office if requested, and the information contained in such documents and correspondence will be maintained in confidence until they become publicly available through no breach of this Agreement.

IU-5	LICENCE OF THE ARISING IP: Upon request by VBI no later than six (6) months after the end of the Project, the NRC undertakes to negotiate with VBI in good faith to settle the terms of a licence which will allow VBI to Commercially Exploit the NRC Arising IP and Jointly Created Arising IP on the following terms:

	(a)	NRC Arising IP: NRC hereby grants VBI a non-exclusive option for a license to Commercially Exploit the NRC Arising IP, such license to include standard commercial terms to be negotiated between the Parties.

	(b)	Jointly Created Arising IP: NRC hereby grants VBI an exclusive option for an exclusive license to Commercially Exploit the Jointly Created Arising IP, such license to include standard commercial terms to be negotiated between the Parties

	(c)	In the event that VBI exercises its option pursuant to subsection (a) or (b), the Parties shall negotiate the terms of a license agreement in good faith for a period of three months, which period may be extended upon mutual agreement of the Parties. If the Parties are unable to reach an agreement on the terms of the non-exclusive license referred to in subsection (a) within the aforementioned period, the option shall expire and NRC shall have no further obligations with respect thereto. If the Parties are unable to reach an agreement on the terms of the exclusive license referred to in subsection (b), neither Party shall be permitted to Commercially Exploit or licence its share of the Jointly Created Arising IP without the permission of the other Party. Notwithstanding the foregoing, each Party shall grant to the other Party a royalty-free, exclusive license to use its share of the Jointly Created Arising IP solely for internal research purposes and as required to perform the Project and any amendments or additions thereto which are agreed upon between the Parties in writing.

In addition, subject to the confidentiality provisions herein the NRC hereby licenses the other Party under Crown copyright, free and without time limit, to use and reproduce all documents and drawings that are deliverable under this Agreement.

IU-6	INTENTIONALLY OMITTED :

IU-7	NON-PROJECT TECHNOLOGY: If, in order to perform work in the course of the Project, a Party needs another Party’s IP that is not part of the Arising IP, a licence for that limited purpose is granted by this Agreement and terminates at the end of the Project. Any other licence must be negotiated and agreed to in writing.

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IU-8	CONFIDENTIAL NON-PROJECT INFORMATION RESTRICTIONS: Unless otherwise stipulated in a separate agreement, the following provisions apply to Confidential Non-Project Information that is in electronic, written, graphic or other tangible form, including a physical object, that is clearly marked “Proprietary” or “Confidential” or with an equivalent legend, or that is oral information provided that at the time of disclosure the disclosing Party clearly identifies the confidential nature of such information and confirms such confidential nature by transmitting the information, in a written version that is marked as above, to the receiving Party within 20 days of disclosure. The receiving Party agrees not to disclose any Confidential Non-Project Information, including to any director, officer or employee of the receiving Party unless that individual needs the information to perform work in the course of the Project and is legally bound to keep confidences. In protecting Confidential Non-Project Information, the receiving Party must use at least the same degree of care as it uses to protect its own information of a similar nature, but not less than a reasonable degree of care. Unless specifically licensed, Confidential Non-Project Information may only be used by the receiving Party to perform work in the course of the Project. These obligations of confidentiality and protection will initially apply to Confidential Non-Project Information in the form of oral information but will cease to apply if the information is not provided in a written version within 20 days of disclosure. Notwithstanding the foregoing, the receiving Party may disclose the particulars of this Agreement to others of its officers and employees for internal administrative and business purposes, to the extent that such disclosure does not result in a public release of such information.

IU-9	END OF CONFIDENTIAL NON-PROJECT INFORMATION RESTRICTIONS: Unless otherwise stipulated in a separate agreement, all obligations of confidentiality and restrictions on the use of Confidential Non-Project Information in this Agreement cease to apply five (5) years after the expiration of this Agreement and such obligations and restrictions do not apply to information that can be proved to be:

	9.1	independently developed by the receiving Party without reference to or use of the confidential information of the other Party;

	9.2	received from a third party without breach of any obligation of confidentiality;

	9.3	in the public domain at the time of its disclosure or that later enters the public domain without breach of this Agreement; or

	9.4	required to be disclosed by law, including, in the case of the NRC, the Access to Information Act, provided that the receiving Party first provides the other Party with notice of such requirements and of its intent to disclose the information.

IU-10	CONFIDENTIALITY AND USE OF ARISING IP: All Deliverables and Arising IP will be maintained in confidence and protected by both Parties with at least the same degree of care as they use to protect their own confidential information, but not less than a reasonable degree of care. Arising IP shall not be disclosed except:

	10.1	as required for a patent application or, where permitted by this Agreement, for a licence to a third party including disclosure to prospective licensees;

	10.2	if the Arising IP has entered the public domain without breach of this Agreement;

	10.3	as required to be disclosed by law, including, in the case of the NRC, the Access Information Act, provided that the receiving Party first provides the other Party with notice of such requirements and of its intent to disclose information;

	10.4	NRC may disclose the NRC Arising IP and VBI may disclose the VBI Arising IP to the extent that such disclosure does not lead to disclosure of the Jointly Created Arising IP; or

	10.5	As is permitted by Section IU-12 or as otherwise agreed to by the Parties.

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IU-11	PUBLICITY: No Party will publicly suggest that the other Party endorses or recommends any product or process or results of the Project.

IU-12	PUBLICATION: The Parties may jointly publish, or jointly agree in writing to allow one Party to publish, Confidential Information arising from the Project. If a Party requests in writing permission to publish and the other Party does not respond within thirty (30) days, permission is assumed. Such publications must fairly assign credit to the individual researchers involved. Any publication can be delayed by a period reasonable to allow the Parties to file for intellectual property protection. If a license is granted by NRC to VBI for the Jointly Created IP, VBI shall be expressly permitted to publish information regarding the Jointly Created IP without further permission.

IU-13	PRESS RELEASE: The Parties hereby acknowledge that VBI is a publicly traded entity and subject to Securities and Exchange Commission regulation on disclosure within five (5) days of execution without disclosing any confidential information protected under this Agreement. VBI will draft a press release for the NRC’s contributions, review and approval within a timely manner, which approval will not be unreasonably withheld and will be assumed if no response if received within four (4) business days of receipt.

IU-14	NO IMPLIED WARRANTIES: The NRC’s Arising IP is supplied and licensed on a “as is” basis, and there are no representations, warranties or conditions, express or implied by statute, including without limitation any with respect to:

	14.1	market readiness, merchantability, or fitness for any use or purpose;

	14.2	operational state, character, quality, or freedom from defects;

	14.3	validity of patents;

	14.4	non-infringement of rights of third parties under present or future patents.

IU-15	NO CONTESTATION OF VALIDITY: The Parties acknowledge the validity of the patents and copyright, if any licensed hereunder and agrees not to contest such validity, either directly or indirectly by assisting other parties.

IU-16	INDEMNITY: The NRC rejects all liability and responsibility relating to the consequences of using the NRC’s Arising IP. The other Party shall indemnify and save harmless the NRC, its employees and agents from and against, and be responsible for:

	16.1	all claims, demands, losses, damages, costs including solicitor and client costs, actions, suits or proceedings brought by any third party, that are in any manner based upon, arising out of, related to, occasioned by, or attributable to:

(a) the use by the other Party of the NRC’s Arising IP including without limitation, the manufacturing, distribution, shipment, offering for sale, sale, or use of products and services derived from the NRC’s Arising IP; and

(b) product liability and infringement of Intellectual Property rights other than copyright, if any, licensed hereunder;

	16.2	other costs, including extra-judicial costs, of the NRC defending such any action or proceeding, which the NRC shall have the right to defend with counsel of its choice.

This clause shall survive expiration or termination of this Agreement.

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Human Health Therapeutics – Vaccines and Emerging Infections RI NRC Internal Use: A-0035546	Page 12 of 14

STATEMENT OF WORK AND DELIVERABLES

Multivalent Coronavirus vaccine development

VBI and the NRC are proposing a collaborative effort to develop a multivalent Coronavirus vaccine (with the goal to cross-protect against known strains of SARS-2, SARS & MERS) which would have utility against current known and potential new strains of Coronavirus.

VBI has initiated work to design monovalent & multivalent coronavirus constructs using their eVLP platform and will include 3-4 protein antigens provided by NRC.

Phase 1 Objective: To establish the potency of VBI monovalent and multivalent Coronavirus eVLP vaccine preparations

Task 1: Assay Development – NRC ($[***] co-investment)

SARS-CoV-2 requires novel assays to evaluate immunogenicity. NRC is developing [***]. Depending on the time to development, [***]will be used to evaluate the immunogenicity of the vaccine candidates. The [***]assays to be developed are a PRNT assay [***] (using pseudovirus).

Task 2: Preclinical Potency Testing (per construct) – Price: $[***] (Task value: $[***])

Group assignments (n=[***]**):

1)	[***]
2)	[***]vaccine*
3)	[***]vaccine*
4)	[***]vaccine*
5)	[***] vaccine*

*dose and [***]vs [***]to be determined by VBI

**choice of [***]to be discussed with VBI

Mice will be [***]. Blood will be sampled [***]after each immunization to conduct immunogenicity assays ([***] at VBI and [***]at NRC). [***]will only be done on serum samples [***].

Future Anticipated Work: It is anticipated that additional animal studies can be added as separate experiments as required. VBI anticipates developing [***] but these will be tested at a later date. VBI also remains open to testing [***]designs as [***]are available for coding in eVLP.

Task 3: PRNT Assay (per iteration of Task 1) – Price $[***] (Task value: $[***])

Task 4: Reporter assay using pseudovirus (per iteration of Task 1) – Price $[***] (Task value: $[***])

Total Estimated Budget (first iteration of Tasks 2-4): $[***]

Budget Summary: VBI Multivalent eVLP vaccine candidate against coronaviruses
Work Task	Task Value	NRC Co-investment	CAN SME Fee Reduction	NRC Task Price*
Task 1: Assay development	[***]	[***]
Task 2: Immunogenicity in vivo	[***]		[***]	[***]
Task 3: PRNT assay	[***]		[***]	[***]
Task 4: Reporter assay	[***]		[***]	[***]
Total Minimum (without options)*	[***]	[***]	[***]	[***]
Total Maximum (with options)*	[***]	[***]	[***]	[***]
* Plus applicable taxes

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OPTION: VBI may wish to exercise the option to execute another iteration of Tasks 1-3. This option is [***] in total ($[***]).

Assumptions:

1)	Availability of sufficient material from VBI and suppliers to conduct experiments.
2)	Resource availability
3)	Relevant PRNT and reporter assays are established in-house.

Deliverables

●	Experimental protocols and results, including raw data in Microsoft Office file format.
●	A summary report for each study.

Contacts:

For the NRC:

Paul Payette, Ph.D., MBA, Client Relationship Leader

Email: [***]

Anh Tran, Ph.D., Assistant Research Officer - HHT

Email: [***]

Rhonda Kuo Lee, Project Manager, HHT

Email: [***]

For the Collaborator:

Adam Buckley, VP – Business Development

Email: [***]

Human Health Therapeutics – Vaccines and Emerging Infections RI NRC Internal Use: A-0035546	Page 14 of 14